EXHIBIT 23.2

CONSENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Donegal Group Inc.

Marietta, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-89644, 333-174612, 333-201101 and 333-212723) and Form S-3 (Nos. 333-59828 and 333-203746) of Donegal Group Inc. of our report dated March 8, 2017, relating to the consolidated financial statements of Donegal Financial Services Corporation and subsidiary, which appears as a schedule to the December 31, 2016 annual report on Form 10-K of Donegal Group Inc.

/s/ BDO USA, LLP

Harrisburg, Pennsylvania

March 8, 2017